Exhibit 10.1

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL TRUSTEE, PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL TRUSTEE, HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE ABL-NOTES INTERCREDITOR AGREEMENT, DATED AS OF THE DATE HEREOF (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “ABL-NOTES INTERCREDITOR AGREEMENT”), AMONG UNISYS CORPORATION, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL TRUSTEE, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ABL AGENT, AND CERTAIN OTHER PERSONS WHICH MAY BE OR BECOME PARTIES THERETO OR BECOME BOUND THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE ABL-NOTES INTERCREDITOR AGREEMENT AND THIS SECURITY AGREEMENT, THE TERMS OF THE ABL-NOTES INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
SECURITY AGREEMENT
Dated as of April 17, 2017
by
UNISYS CORPORATION
as Company
and
EACH OTHER GRANTOR
FROM TIME TO TIME PARTY HERETO
in favor of
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Collateral Trustee
i

TABLE OF CONTENTS
Page
Article I DEFINED TERMS                                            1

Section 1.1.	Definitions 1

Section 1.2.	Certain Other Terms 5
Article II RESERVED    6
Article III GRANT OF SECURITY INTEREST    6

Section 3.1.	Collateral 6

Section 3.2.	Grant of Security Interest in Collateral 7
Article IV REPRESENTATIONS AND WARRANTIES    7

Section 4.1.	Title; No Other Liens 7

Section 4.2.	Perfection and Priority 7

Section 4.3.	Pledged Collateral 8

Section 4.4.	Instruments and Tangible Chattel Paper Evidencing Accounts 8

Section 4.5.	Intellectual Property 8

Section 4.6.	Commercial Tort Claims 9

Section 4.7.	Specific Collateral 9

Section 4.8.	Enforcement 9
Article V COVENANTS    9

Section 5.1.	Maintenance of Perfected Security Interest; Further Documentation and Consents 9

Section 5.2.	Pledged Collateral 10

Section 5.3.	Accounts 10

Section 5.4.	Commodity Contracts 11

Section 5.5.	Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property and Letter-of-Credit Rights 11

Section 5.6.	Intellectual Property 12

Section 5.7.	Notices 12

Section 5.8.	Notice of Commercial Tort Claims 13
Article VI REMEDIAL PROVISIONS    13

Section 6.1.	Code and Other Remedies 13

Section 6.2.	Accounts and Payments in Respect of General Intangibles 16

Section 6.3.	Pledged Collateral 17

Section 6.4.	Proceeds to be Turned over to and Held by Collateral Trustee 18

Section 6.5.	Sale of Pledged Collateral 18

Section 6.6.	Deficiency 19
Article VII COLLATERAL TRUSTEE    19

Section 7.1.	Collateral Trustee’s Appointment as Attorney-in-Fact 19

Section 7.2.	Authorization to File Financing Statements 20

Section 7.3.	Authority of Collateral Trustee 21

Section 7.4.	Duty; Obligations and Liabilities 21

Article VIII MISCELLANEOUS    22

Section 8.1.	Reinstatement 22

Section 8.2.	Release of Collateral 22

Section 8.3.	Independent Obligations 23

Section 8.4.	No Waiver by Course of Conduct 23

Section 8.5.	Amendments in Writing 23

Section 8.6.	Additional Grantors; Additional Pledged Collateral 23

Section 8.7.	Notices 23

Section 8.8.	Successors and Assigns 24

Section 8.9.	Counterparts 24

Section 8.10.	Severability 24

Section 8.11.	Governing Law 24

Section 8.12.	ABL-Notes Intercreditor Agreement 24

Section 8.13.	Waiver of Jury Trial 24

Section 8.14.	Submission to Jurisdiction 25

ANNEXES AND SCHEDULES
Annex 1    Form of Pledge Amendment
Annex 2    Form of Joinder Agreement
Annex 3    Form of Intellectual Property Security Agreement
Schedule 1    Commercial Tort Claims
Schedule 2    Filings
Schedule 3    Pledged Collateral
Schedule 4    Intellectual Property

18
509335-2376-14683-Active.20917104.11        04/17/2017 3:31 PM
This SECURITY AGREEMENT (this “Agreement”) is dated as of April 17, 2017, by and among Unisys Corporation (the “Company”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with the Company, the “Grantors”), in favor of Wells Fargo Bank, National Association, as collateral trustee under the Collateral Trust Agreement referred to below (in such capacity, together with its successors and permitted assigns, “Collateral Trustee”) for the Secured Parties (as defined in the Collateral Trust Agreement referred to below).
W I T N E S S E T H:
WHEREAS, the Company and each of the Guarantors party thereto have entered into that certain Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Indenture”) with Wells Fargo Bank, National Association, as trustee (in such capacity and together with its successors in such capacity, the “First Lien Trustee”), pursuant to which the Company is issuing 10.750% Senior Secured Notes due 2022 (together with any additional notes issued under the First Lien Indenture, the “First Lien Notes”);
WHEREAS, in connection with the First Lien Indenture, the Company, the Guarantors party thereto, the First Lien Trustee and the Collateral Trustee have entered into that certain Collateral Trust Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Collateral Trust Agreement”), pursuant to which, among other things, the Secured Parties appointed the Collateral Trustee to act as collateral trustee on behalf of the Secured Parties pursuant to such Agreement;
WHEREAS, each Grantor, other than the Company, has agreed to guaranty the Priority Lien Obligations under the terms of the First Lien Indenture;
WHEREAS, the Company and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefits from the issuance of the First Lien Notes; and
WHEREAS, it is a requirement of the First Lien Indenture that the Grantors shall have executed and delivered this Agreement to the Collateral Trustee for the ratable benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Collateral Trustee, for the ratable benefit of the Secured Parties, as follows:

Article I
Article IIDEFINED TERMS
Section 1.Definitions
.
(a)Capitalized terms used herein without definition are used as defined in the Collateral Trust Agreement or, if not defined therein, the First Lien Indenture.
(b)The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account”, “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation”, “tangible chattel paper” and “timber to be cut”.
(c)The following terms shall have the following meanings:
“Agreement” means this Security Agreement.
“Applicable IP Office” means the United States Patent and Trademark Office or the United States Copyright Office, as applicable.
“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement.
“Collateral” has the meaning specified in Section 3.1.
“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.
“Control Agreement” means a multi-party deposit account, securities account or commodities account control agreement by and among the applicable Grantor, the Collateral Trustee, the ABL Collateral Agent (if applicable) and the depository, securities intermediary or commodities intermediary, and each in form and substance satisfactory to the Collateral Trustee and, in any event, providing to the Collateral Trustee “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.
“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Intellectual Property” means all rights, title and interests in or relating to intellectual property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.
“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.
“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.
“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, licensing any right to or interest in any Intellectual Property.
“Liabilities” means all claims, actions, suits, judgments, damages, losses, liabilities, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether contingent or actual.
“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Grantor to perform in any material respect its obligations under the Priority Lien Documents; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Priority Lien Document, or (ii) the perfection or priority of any Lien granted to the Collateral Trustee for the benefit of the Secured Parties under any of the Security Documents.
“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.
“Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Capital Stock of a Person.
“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.
“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other Contractual Obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Pledged Certificated Stock” means all certificated securities and any other Equity Interests of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Equity Interests listed on Schedule 3 that are certificated.
“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.
“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all instruments evidencing Indebtedness described on Schedule 3, issued by the obligors named therein.
“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments.
“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.
“Pledged Uncertificated Stock” means any Equity Interests of any Person owned by any Grantor that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 3, to the extent such interests constitute Equity Interests that are not certificated.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“Real Estate” means any real property owned, leased, subleased or otherwise operated or occupied by any specified Person.
“Registered Intellectual Property” means Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by a Governmental Authority anywhere in the world.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.
“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its Property is subject.
“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.
“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of Collateral Trustee’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.
Section 2.Certain Other Terms
.
(a)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.
(b)Other Interpretive Provisions.
(i)Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.
(ii)The Agreement. The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(iii)Certain Common Terms. The term “including” is not limiting and means “including without limitation.”
(iv)Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.
(v)Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Priority Lien Documents, shall be deemed to include all subsequent amendments thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Priority Lien Documents.
(vi)Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.
Article III
Article IVRESERVED
Article V
Article VIGRANT OF SECURITY INTEREST
Section 1.Collateral
.    For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests (to the extent of such right, title or interest) is collectively referred to as the “Collateral”:
(a)all accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, Intellectual Property, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing;
(b)the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Collateral Trustee pursuant to Section 5.8;
(c)all books and records pertaining to the other property described in this Section 3.1;
(d)all property of such Grantor held by any Secured Party, including all property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;
(e)all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and
(f)to the extent not otherwise included, all proceeds of the foregoing.
Notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Assets, and Excluded Assets shall not be deemed to constitute “Collateral.” If any property of any Grantor shall cease to be “Excluded Assets,” a Lien on and security interest shall be deemed immediately granted thereon under this Agreement in favor of the Collateral Trustee for the benefit of the Secured Parties, and such property shall constitute “Collateral” hereunder.
Section 2.Grant of Security Interest in Collateral
. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Priority Lien Obligations of such Grantor, hereby grants to the Collateral Trustee for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor.

Article VII
Article VIIIREPRESENTATIONS AND WARRANTIES
Each Grantor hereby represents and warrants each of the following to the Collateral Trustee and the Secured Parties as of the date hereof:
Section 1.Title; No Other Liens

. Except for the Lien granted to the Collateral Trustee pursuant to this Agreement and other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or Pledged Certificated Stock and (b) has the power to grant a security interest in each item of Collateral granted by it hereunder.
Section 2.Perfection and Priority
. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favor of the Collateral Trustee for the benefit of the Secured Parties in all Collateral, subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Trustee in completed and duly authorized form), (ii) with respect to any deposit account, the execution of Control Agreements, (iii) in the case of all Copyrights, Trademarks and Patents for which UCC filings are insufficient for perfection, all appropriate filings having been made with the Applicable IP Office, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the Collateral Trustee over such letter-of-credit rights and (v) with respect to any items of Collateral constituting an interest in Real Estate, the completion of all steps necessary for the creation and/or perfection of a security interest therein. Such security interest shall be prior to all other Liens on the Collateral as to which perfection and priority is governed by the UCC except for Permitted Liens that may have priority over the Collateral Trustee’s Lien by operation of law or permitted pursuant to the First Lien Indenture.
Section 3.Pledged Collateral
.
(a)The Pledged Stock pledged by such Grantor hereunder is listed on Schedule 3 and, in the case of Pledged Stock in a direct Subsidiary of such Grantor, (i) constitutes that percentage of the issued and outstanding equity of each class of each issuer thereof as set forth on Schedule 3 and (ii) has been duly authorized and validly issued, and is fully paid and nonassessable (to the extent such concepts are applicable thereto).
(b)Upon the occurrence and during the continuance of an Event of Default, the Collateral Trustee shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock to the same extent as such Grantor, and upon the transfer of the entire interest of such Grantor, such Grantor shall cease to be a holder of such Pledged Stock.
Section 4.Instruments and Tangible Chattel Paper Evidencing Accounts
. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Collateral Trustee, properly endorsed for transfer, to the extent delivery is required by Section 5.5(a).
Section 5.Intellectual Property
.
(a)Schedule 4 lists all (i) Registered Intellectual Property owned by such Grantor in its own name and (ii) all IP Licenses under which a Grantor is the exclusive licensee of Registered Intellectual Property owned by a third party.
(b)All Material Intellectual Property is unexpired and has not been abandoned, and to the Knowledge of Grantor, is valid and enforceable. All Material Intellectual Property does not infringe the

Intellectual Property rights of any other Person except as would not reasonably be expected to have a Material Adverse Effect.
(c)[reserved]
(d)Except with respect to ordinary course office actions issued with respect to pending applications by the United States Patent and Trademark Office and similar offices, no holding, decision or judgment has been rendered by any Governmental Authority which as of the date hereof would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that would reasonably be expected to have a Material Adverse Effect.
(e)No action or proceeding is pending, or to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a Material Adverse Effect on any Intellectual Property.
Section 6.Commercial Tort Claims
. The only commercial tort claims of any Grantor existing on the date hereof (other than commercial tort claims that have requested damages of less than $2,000,000 individually or $4,000,000 in the aggregate) are those listed on Schedule 1, which sets forth such information separately for each Grantor.
Section 7.Specific Collateral
. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.
Section 8.Enforcement
. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by the Collateral Trustee of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral except: (i) as may be required under the terms of the ABL-Notes Intercreditor Agreement or Collateral Trust Agreement, (ii) as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally, (iii) any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral, (iv) any notices to and or consents of Persons party to any Contractual Obligation as may be required by the terms thereof in connection with any assignment thereof (it being understood that no such notice or consent is required to be given to any account debtor in connection with the pledge and/or assignment of any payment obligations of such account debtor under any such Contractual Obligations (other than, solely in the case of any account debtor that is a Governmental Authority, any notices or other consents required in order for any transferee to directly enforce any interest against such Governmental Authority)), and (v) permits, notices to or filings with Governmental Authorities as may be required in connection with the sale or disposition of any property.

Article IX
Article XCOVENANTS
Each Grantor covenants and agrees with the Collateral Trustee that as long as any Priority Lien Obligation remains outstanding and unless the Collateral Trustee otherwise consents in writing:
Section 1.Maintenance of Perfected Security Interest; Further Documentation and Consents
.
(a)Such Grantor shall not use or permit any Collateral to be used in violation of: (i) any provision of any Priority Lien Document or (ii) any Requirement of Law or any policy of insurance covering the Collateral if such violation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons. Such Grantor will furnish to the Collateral Trustee statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Trustee may reasonably request.
(c)At any time and from time to time or upon the reasonable written request of the Collateral Trustee (at the sole expense of such Grantor), such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including the filing of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take such further action as the Collateral Trustee may reasonably request, including (A) using its commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Trustee of any material Contractual Obligation, including any material IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and using its commercially reasonable efforts to deliver any Control Agreements with respect to deposit accounts and securities accounts included in the Collateral.
Section 2.Pledged Collateral
.
(a)Delivery of Pledged Collateral. Such Grantor shall (i) deliver to the Collateral Trustee, in suitable form for transfer and in form and substance satisfactory to the Collateral Trustee, (A) all Pledged Certificated Stock and (B) all Pledged Debt Instruments having a face amount in excess of $4,000,000, and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account.
(b)Event of Default. During the continuance of an Event of Default, the Collateral Trustee shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.
(c)Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI, and subject to the limitations set forth in the First Lien Indenture, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.
(d)Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would result in any violation of any provision of any Priority Lien Document.
Section 3.Accounts
. Such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.
Section 4.Commodity Contracts
. Such Grantor shall not have any commodity contract unless subject to a Control Agreement.
Section 5.Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property and Letter-of-Credit Rights
.

(a)If any amount in excess of $4,000,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument, such Grantor shall deliver such instrument to the Collateral Trustee, together with such endorsements in-blank as may be reasonably requested by the Collateral Trustee. If an Event of Default has occurred and is continuing, if requested by the Collateral Trustee, the Grantors shall deliver originals of all instruments constituting Collateral to the Collateral Trustee.
(b)With respect to any tangible chattel paper included in the Collateral, each Grantor shall use efforts to deliver such tangible chattel paper to the Collateral Trustee, duly endorsed in blank; provided, that such delivery requirement shall not apply to (i) any tangible chattel paper having a face amount of less than $7,500,000 and (ii) any tangible chattel paper relating to accounts receivable payable by a Person that is not a Grantor that are due to a Grantor within 60 days of sale and that arise in the ordinary course of business pursuant to forms of sales documentation containing a grant or reservation of security interest clause in favor of a Grantor; provided, further, however, that at any time that an Event of Default has occurred and is continuing such Grantor shall at the request of the Collateral Trustee (i) mark all such tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wells Fargo Bank, National Association, as Collateral Trustee” and/or (ii) deliver all such tangible chattel paper to the Collateral Trustee, duly endorsed in blank.
(c)Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Collateral Trustee or the ABL Collateral Agent (so long as such grant to the ABL Collateral Agent is subject to the terms of the ABL-Notes Intercreditor Agreement).
(d)If such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation of any Collateral and (ii) in excess of $2,000,000, such Grantor shall promptly (and in any event on or prior to the date by which financial statements are required to be delivered with respect to the fiscal quarter in which the Grantor became the beneficiary of such letter of credit) notify the Collateral Trustee thereof and use commercially reasonable efforts to enter into a Contractual Obligation with the Collateral Trustee, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Collateral Trustee.
Section 6.Intellectual Property
.
(a)If any Grantor shall become the owner of any Registered Intellectual Property (not already identified on Schedule 4), such Grantor shall promptly (and in any event on or prior to the date by which financial statements are required to be delivered with respect to the fiscal quarter in which the Grantor became the owner of such Registered Intellectual Property) execute and deliver to the Collateral Trustee in form and substance reasonably acceptable to the Collateral Trustee and suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all such Registered Intellectual Property of such Grantor.
(b)Unless such Grantor determines that the use, pursuit or maintenance of such Trademark, Patent, Copyright or Trade Secret is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not reasonably be expected to have a Material Adverse Effect, such Grantor shall (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Trustee shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby: (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.
(c)Unless such Grantor determines that the use, pursuit or maintenance of such registration or recordation is no longer desirable in the conduct of such Grantor’s business and that the loss thereof would not reasonably be expected to have a Material Adverse Effect, such Grantor shall (i) notify the Collateral Trustee promptly if it knows that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office); and (ii) take all actions that are commercially reasonable to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.
Section 7.Notices
. Such Grantor shall promptly notify the Collateral Trustee in writing of its acquisition of any interest hereafter in property that is, or is proceeds or products of, farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.
Section 8.Notice of Commercial Tort Claims
. Such Grantor agrees that, if it shall acquire or have any commercial tort claim with requested damages in excess of $2,000,000 individually or $4,000,000 in the aggregate, (i) such Grantor shall, promptly (but in any event no later than the next date for delivery of financial statements under Section 4.03 of the First Lien Indenture), deliver to the Collateral Trustee, in each case in form and substance satisfactory to the Collateral Trustee, a notice of the existence and nature of such commercial tort claims and a supplement to Schedule 1 containing a specific description of such commercial tort claims, (ii) Section 3.1 shall apply to such commercial tort claims and (iii) such Grantor shall execute and deliver to the Collateral Trustee, in each case in form and substance satisfactory to the Collateral Trustee, any document, and take all other action, deemed by the Collateral Trustee to be reasonably necessary or appropriate for the Collateral Trustee to obtain, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in Section 4.2 in all such commercial tort claims. Any supplement to Schedule 1 delivered pursuant to this Section 5.8 shall, after the receipt thereof by the Collateral Trustee, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Article XI
Article XIIREMEDIAL PROVISIONS
Section 1.Code and Other Remedies
.
(a)UCC Remedies. During the continuance of an Event of Default, the Collateral Trustee may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Priority Lien Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.
(b)Disposition of Collateral. Without limiting the generality of the foregoing, the Collateral Trustee may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys): (i) enter upon the premises where any Collateral is located during normal business hours, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Collateral Trustee’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (or enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Trustee shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.
(c)Management of the Collateral. Each Grantor further agrees that during the continuance of any Event of Default, (i) at the Collateral Trustee’s request, it shall assemble the Collateral and make it available to the Collateral Trustee at places that the Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Trustee also has the right to require that each Grantor store and keep any Collateral pending further action by the Collateral Trustee and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Trustee is able to sell, assign, convey or transfer any Collateral, the Collateral Trustee shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Trustee and (iv) the Collateral Trustee may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Trustee’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Collateral Trustee shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Trustee.
(d)Application of Proceeds. The Collateral Trustee shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Collateral Trustee and any Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Priority Lien Obligations, as set forth in the Collateral Trust Agreement, and only after such application and after the payment by the Collateral Trustee of any other amount required by any Requirement of Law, shall the Collateral Trustee be required to pay the surplus, if any, to any Grantor.
(e)Direct Obligation. Neither the Collateral Trustee nor any Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Collateral Trustee and any Secured Party under any Priority Lien Document shall be cumulative, may be exercised individually or concurrently and are not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Trustee or any Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f)Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Collateral Trustee to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Trustee to do any of the following:
(i)fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Collateral Trustee to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;
(ii)fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;
(iii)fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;
(iv)advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;
(v)exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Collateral Trustee, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Trustee in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;
(vi)dispose of assets in wholesale rather than retail markets;
(vii)disclaim disposition warranties, such as title, possession or quiet enjoyment; or
(viii)purchase insurance or credit enhancements to insure the Collateral Trustee against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Trustee a guaranteed return from the collection or disposition of any Collateral.
Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Trustee that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.
(g)IP Licenses. For the purpose of enabling the Collateral Trustee to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Trustee, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, to use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all Real Estate of such Grantor.
Section 2.Accounts and Payments in Respect of General Intangibles
.

(a)In addition to, and not in substitution for, any similar requirement in the First Lien Indenture, if required by the Collateral Trustee at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee, in a Cash Collateral Account, subject to withdrawal by the Collateral Trustee as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for the Collateral Trustee, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
(b)At any time during the continuance of an Event of Default:
(i)each Grantor shall, upon the Collateral Trustee’s request, deliver to the Collateral Trustee all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Trustee and that payments in respect thereof shall be made directly to the Collateral Trustee; and
(ii)The Collateral Trustee may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles and, in its own name or in the name of others, communicate with account debtors to verify with them to the Collateral Trustee’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Collateral Trustee may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles.
(c)Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Priority Lien Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
Section 3.Pledged Collateral
.
(a)Voting Rights. During the continuance of an Event of Default, upon notice by the Collateral Trustee to the relevant Grantor or Grantors, the Collateral Trustee or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Trustee may determine), all without liability except to account for property actually received by it; provided, however, that the Collateral Trustee shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(b)Proxies. In order to permit the Collateral Trustee to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all such proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Trustee an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the release in full of the liens granted hereunder.
(c)Authorization of Issuers. Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to comply with any instruction received by it from the Collateral Trustee in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement, and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying.
Section 4.Proceeds to be Turned over to and Held by Collateral Trustee
. If an Event of Default has occurred and is continuing and the Collateral Trustee has requested the Grantors to segregate Collateral in accordance with this Section 6.4, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Grantor, and, if requested by the Collateral Trustee, shall, promptly upon receipt by any Grantor, be turned over to the Collateral Trustee in the exact form received (with any necessary endorsement). If an Event of Default has occurred and is continuing and the Agent has elected to hold all cash or Cash Equivalents constituting Collateral in a Cash Collateral Account, all Collateral constituting cash or Cash Equivalents received by the Collateral Trustee shall be held by the Collateral Trustee in a Cash Collateral Account. All proceeds being held by the Collateral Trustee in a Cash Collateral Account (or by such Grantor in trust for the Collateral Trustee) shall continue to be held as collateral security for the Priority Lien Obligations and shall not constitute payment thereof until applied as provided in the First Lien Indenture.
Section 5.Sale of Pledged Collateral
.
(a)Each Grantor recognizes that the Collateral Trustee may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Trustee shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b)Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Collateral Trustee and the Secured Parties, that the Collateral Trustee and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the First Lien Indenture. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by the Collateral Trustee.
Section 6.Deficiency
. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Priority Lien Obligations and the reasonable fees and disbursements of any attorney employed by the Collateral Trustee or any Secured Party to collect such deficiency.

Article XIII
Article XIVCOLLATERAL TRUSTEE
Section 1.Collateral Trustee’s Appointment as Attorney-in-Fact
.
(a)Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Priority Lien Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Priority Lien Documents at any time that an Event of Default shall be continuing, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:
(i)in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;
(ii)in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Collateral Trustee may request to evidence, effect, publicize or record the Collateral Trustee’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the First Lien Indenture or Collateral Trust Agreement (including all or any part of the premiums therefor and the costs thereof);
(iv)execute, in connection with any sale provided for in Section 6.1 or Section 6.5, any document to effect or any document otherwise necessary or appropriate in order to evidence the sale of any Collateral;
(v)(A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral,

(C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes with respect to any Collateral and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Collateral Trustee shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes and do, at the Collateral Trustee’s option, at any time or from time to time, all acts and things that the Collateral Trustee deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Priority Lien Documents, all as fully and effectively as such Grantor might do; or
(vi)at Collateral Trustee’s option, but without any obligation to do so, perform or comply, or otherwise cause performance or compliance, with any Contractual Obligation contained herein if any Grantor fails to perform or comply with such Contractual Obligation.
(b)The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 7.1 shall be payable by such Grantor to the Collateral Trustee on demand pursuant to Section 7.06 of the First Lien Indenture.
(c)Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
Section 2.Authorization to File Financing Statements
. Each Grantor authorizes the Collateral Trustee and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Collateral Trustee reasonably determines appropriate to perfect the security interests of the Collateral Trustee under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor.” Such Grantor also hereby ratifies its authorization for the Collateral Trustee to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof. For the avoidance of doubt, notwithstanding the authorization set forth in this Section 7.2, the Collateral Trustee will not be obligated to file or re-file or record or re-record any financing statements.
Section 3.Authority of Collateral Trustee
. Each Grantor acknowledges that the rights and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the Secured Parties, be governed by the First Lien Indenture, the Collateral Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 4.Duty; Obligations and Liabilities
.
(a)Duty of Collateral Trustee. The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. The powers conferred on the Collateral Trustee hereunder are solely to protect the Collateral Trustee’s interest in the Collateral and shall not impose any duty upon the Collateral Trustee to exercise any such powers. The Collateral Trustee shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Collateral Trustee shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Trustee in good faith.
(b)Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Trustee hereunder shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.
Article XV
Article XVIMISCELLANEOUS
Section 1.Reinstatement
. Each Grantor agrees that, if any payment made by the Company or any Subsidiary or other Person and applied to the Priority Lien Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to the Company or any Subsidiary or other Person, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.
Section 2.Release of Collateral
.
(a)At the time provided in Section 4.1(a) or 4.4 of the Collateral Trust Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Trustee and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file UCC amendments at such time evidencing the termination of the Liens so released in accordance with Section 4.1(a) or 4.4, as applicable, of the Collateral Trust Agreement. At the request of any Grantor following any such termination, Collateral Trustee shall deliver to such Grantor any Collateral of such Grantor held by the Collateral Trustee hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
(b)If the Collateral Trustee shall be directed or permitted pursuant to Section 4.1 or 4.4 of the Collateral Trust Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Sections 4.1 and 4.4 of the Collateral Trust Agreement. In connection therewith, the Collateral Trustee, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.
(c)At the request of the Company, a Grantor shall be released from its obligations hereunder (and the Liens granted by such Grantor shall be released) in the event that such Grantor shall be released from its obligations as a Guarantor pursuant to Section 10.06 of the First Lien Indenture and the requirements of any other Priority Lien Documents. In connection therewith, the Collateral Trustee, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.
Section 3.Independent Obligations
. The obligations of each Grantor hereunder are independent of and separate from the Priority Lien Obligations. If any Priority Lien Obligation is not paid when due, or upon any Event of Default, the Collateral Trustee may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Priority Lien Obligation then due, without first proceeding against any other Grantor or any other Collateral and without first joining any other Grantor or in any proceeding.
Section 4.No Waiver by Course of Conduct
. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.
Section 5.Amendments in Writing
. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 7.1 of the Collateral Trust Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Collateral Trustee and each Grantor directly affected thereby.
Section 6.Additional Grantors; Additional Pledged Collateral
.
(a)Joinder Agreements. If, at the option of the Company or as required pursuant to Section 4.15 of the First Lien Indenture or Section 7.20 of the Collateral Trust Agreement, the Company shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Trustee a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Issue Date.

(b)Pledge Amendments. If any Pledged Collateral is acquired by a Grantor after the Issue Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Collateral Trustee to attach each Pledge Amendment to this Agreement.
Section 7.Notices
. All notices, requests and demands to or upon the Collateral Trustee or any Grantor hereunder shall be effected in the manner provided for in Section 7.7 of the Collateral Trust Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Company’s notice address set forth therein.
Section 8.Successors and Assigns
. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee.
Section 9.Counterparts
. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
Section 10.Severability
. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.
Section 11.Governing Law
. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York (including Section 5-1401 of the General Obligations Law but otherwise without regard to conflicts or choice of law principles).
Section 12.ABL-Notes Intercreditor Agreement
. Anything herein to the contrary notwithstanding, the liens and security interests securing the Priority Lien Obligations hereunder and the exercise of any right or remedy with respect thereto are subject to the provisions of the ABL-Notes Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the terms of the ABL-Notes Intercreditor Agreement, the terms of the ABL-Notes Intercreditor Agreement shall govern and control. It is acknowledged and understood that the Grantors may be required, pursuant to the ABL-Notes Intercreditor Agreement or the Collateral Trust Agreement, to grant “control” (within the meaning of the applicable provisions of the UCC) over certain items of Collateral that are also required to be subject to the “control” of the Collateral Trustee hereunder. The relative priorities of any Collateral required to be subject to the “control” of multiple secured parties shall be determined in accordance with the ABL-Notes Intercreditor Agreement.
Section 13.Waiver of Jury Trial
. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY PRIORITY LIEN DOCUMENT OR THE TRANSACTIONS

CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER SOUNDING IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.
Section 14.Submission to Jurisdiction
. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York located in The City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Grantor executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of the Collateral Trustee to commence any proceeding in the federal or state courts of any other jurisdiction to the extent the Collateral Trustee determines that such action is necessary or appropriate to exercise its rights or remedies under the Priority Lien Documents. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non-conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.
[Signature Pages Follow]
[Signature Page to Security Agreement]

IN WITNESS WHEREOF. each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

UNISYS CORPORATION,
as a Grantor

By:    /s/ Inder M. Singh _____________
Name:    Inder M. Singh
Title:    President

UNISYS HOLDING CORPORATION, as a Grantor

By:    /s/ Gary M. Polikoff _____________
Name:    Gary M. Polikoff
Title:     President

UNISYS NPL, INC., as a Grantor

By:    /s/ Gary M. Polikoff _____________
Name:    Gary M. Polikoff
Title:    President

UNISYS AP INVESTMENT COMPANY I, as a Grantor

By:    /s/ Gary M. Polikoff _____________
Name:    Gary M. Polikoff
Title:     President

ACCEPTED AND AGREED
as of the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Trustee

By:    /s/ Stefan Victory
Name: Stefan Victory
Title: Duly Authorized Signatory
A-8

ANNEX 1
TO
SECURITY AGREEMENT
FORM OF PLEDGE AMENDMENT
This PLEDGE AMENDMENT, dated as of     ________ __, 20__, is delivered pursuant to Section 8.6 of the Security Agreement, dated as of April 17, 2017, by Unisys Corporation, the undersigned Grantor and the other Persons from time to time party thereto as Grantors in favor of Wells Fargo Bank, National Association, as Collateral Trustee for the Secured Parties referred to therein (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.
The undersigned hereby agrees that (i) this Pledge Amendment may be attached to the Security Agreement, (ii) the information listed on Annex 1-A to this Pledge Amendment is hereby added to the information set forth in Schedules 1, 2, and 3 to the Security Agreement and (iii) the Pledged Collateral listed on Annex 1-A hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Priority Lien Obligations of the undersigned.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 4.1, 4.2, 4.3 and 4.8 of the Security Agreement is true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof as if made on and as of such date.
[GRANTOR]

By:    ______________________________
Name:
Title:

ACKNOWLEDGED AND AGREED

as of the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Trustee

By:
Name:
Title:

Annex 1-A
PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S)	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS	PERCENTAGE OF SHARES PLEDGED

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S)	FINAL MATURITY	PRINCIPAL AMOUNT

ANNEX 2
TO

SECURITY AGREEMENT
FORM OF JOINDER AGREEMENT
This JOINDER AGREEMENT, dated as of ________ __, 20__, is delivered pursuant to Section 8.6 of the Security Agreement, dated as of April 17, 2017, by Unisys Corporation and the other Persons from time to time party thereto as Grantors in favor of Wells Fargo Bank, National Association, as Collateral Trustee (“Collateral Trustee”) for the Secured Parties referred to therein (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.
By executing and delivering this Joinder Agreement and a Pledge Amendment, the undersigned, as provided in Section 8.6 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Priority Lien Obligations of the undersigned, hereby grants to the Collateral Trustee for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Security Agreement.
The information set forth in Annex 1-A to the Pledge Amendment is hereby added to the information set forth in Schedules 1, 2, and 3 to the Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Security Agreement and that the Pledged Collateral listed on Annex 1-A to the Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Priority Lien Obligations of the undersigned.
The undersigned hereby represents and warrants that each of the representations and warranties contained in Article IV of the Security Agreement applicable to it is true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on and as of such date.

IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.
[Additional Grantor]

By:    ______________________________
Name:
Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Trustee

By:
Name:
Title:

ANNEX 3
TO
SECURITY AGREEMENT
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT     Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL TRUSTEE, PURSUANT TO THIS SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL TRUSTEE, HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE ABL-NOTES INTERCREDITOR AGREEMENT, DATED AS APRIL 17, 2017 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “ABL-NOTES INTERCREDITOR AGREEMENT”), AMONG UNISYS CORPORATION, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS COLLATERAL TRUSTEE, WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ABL AGENT, AND CERTAIN OTHER PERSONS WHICH MAY BE OR BECOME PARTIES THERETO OR BECOME BOUND THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE ABL-NOTES INTERCREDITOR AGREEMENT AND THIS SECURITY AGREEMENT, THE TERMS OF THE ABL-NOTES INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of _________ __, 20__, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”) in favor of Wells Fargo Bank, National Association, as collateral trustee (in such capacity, together with its successors and permitted assigns, “Collateral Trustee”) for the Secured Parties.
W I T N E S S E T H:
WHEREAS, the Company and each of the Guarantors party thereto have entered into that certain Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Indenture”) with Wells Fargo Bank, National Association, as trustee (in such capacity and together with its successors in such capacity, the “First Lien Trustee”), pursuant to which the Company has issued 10.750% Senior Secured Notes due 2022 (together with any additional notes issued under the First Lien Indenture, the “First Lien Notes”);
WHEREAS, in connection with the First Lien Indenture, the Company, the First Lien Trustee and the Collateral Trustee have entered into that certain Collateral Trust Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, (the “Collateral Trust Agreement”), pursuant to which the Secured Parties appointed the Collateral Trustee to act as collateral trustee on behalf of the Secured Parties pursuant to this Agreement; and

WHEREAS, each Grantor has agreed, pursuant to a Security Agreement of even date herewith in favor of the Collateral Trustee (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;
NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Collateral Trustee, for the ratable benefit of the Secured Parties, as follows:
Section 1.Defined Terms. Capitalized terms used herein without definition are used as defined in the Security Agreement.
Section 2.Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Priority Lien Obligations of such Grantor, hereby grants to the Collateral Trustee for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):
(a)[all of its Copyrights and all material IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;
(b)all renewals, reversions and extensions of the foregoing; and
(c)all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
or
(d)[all of its Patents and all material IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;
(e)all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and
(f)all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
or
(g)[all of its Trademarks and all material IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;
(h)all renewals and extensions of the foregoing;
(i)all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and
(j)all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]
Section 3.Security Agreement. The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Collateral Trustee pursuant to the Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Trustee with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
Section 4.Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.
Section 5.Counterparts. This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.
Section 6.Governing Law. This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.
Very truly yours,

[GRANTOR],
as Grantor

By:    ______________________________
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Collateral Trustee

By:
Name:
Title:

Schedule I-1

SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[COPYRIGHT] [PATENT] [TRADEMARK] REGISTRATIONS

1.	REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS] [Include Registration Number and Date]

2.	[COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS [Include Application Number and Date]

3.	MATERIAL IP LICENSES
[Include complete legal description of agreement (name of agreement, parties and date)]